Exhibit 10.13

                              CONSULTING AGREEMENT

     THIS CONSULTING AGREEMENT (the "AGREEMENT") is made and entered into this ____ day of December 2000, by and between Delano Group Securities, LLC, a Delaware limited liability company (the "CONSULTANT") located at 141 West Jackson Boulevard, Suite 2182, Chicago, Illinois 60604, and Latin American Casinos, Inc., NASDAQ symbol ("LACI"), (the "CLIENT") located at 2000 NE 164th Street, North Miami Beach, FL 33162.

     WHEREAS, Consultant is in the business of providing investment banking, capital formation, consulting and advisory services; and

     WHEREAS, the Client deems it to be in its best interest to retain Consultant to render to the Client investment banking, capital formation, consulting and advisory services; and

     WHEREAS, Consultant is ready, willing and able to render such services to the Client as hereinafter described on the terms and conditions more fully set forth below.

     NOW, WHEREFORE, in consideration of the mutual promises and covenants set forth in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.  CONSULTING SERVICES.

         1.1 The Client hereby retains the Consultant as a consultant to the Client and the Consultant hereby accepts and agrees to such retention. Consultant shall provide services to Client as a management consultant. Consultant shall make itself available to consult with the board of directors (the "BOARD", which shall include the Client's Executive Officers), officers, employees and representatives and agents of the Client at reasonable times, concerning matters pertaining to the investment banking, business and financial operations of the Client, the fiscal policy of the Client, and in general, concerning any problem of importance concerning the business affairs of the Client. Consultant may, at the request of the Client, assist in the preparation of written reports on financial, accounting, or marketing matters, review financial information, analyze markets and report to the Client's Chairman of the Board on proposed acquisition, merger, and investment opportunities, and develop short and long-term strategic business plans. Consultant shall provide liaison services to the Client with respect to the Client's relationships with unaffiliated third parties. In addition, the Consultant shall render to the Client the following services:

         (a) Assist in the identification and assistance with the location of a suitable merger/acquisition candidate(s);

         (b) Give general business advice with respect to the affairs of the Client and assist in long term planning and establishment of business objectives, including business plans, financial and other business objectives;

         (c) Assist in the identification, acquisition and sale of other business enterprises that the Client may from time to time wish to acquire or sell; and

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         (d)      Use best efforts to act as broker in raising capital in
                  private placements and public offerings.

         1.2      The Consultant shall:

         (a) undertake such duties and exercise such powers in relation to the Client and its business as the Board shall from time to time assign (within the parameters of the duties of the Consultant set forth above);

         (b) in the discharge of such duties and in the exercise of such powers, observe and comply with all resolutions and directions from time to time made or given by the Board; and

         (c) use its best efforts in the performance of its duties and in the promotion of the interests of the Client.

         1.3 The Consultant shall, during the term of this Agreement, follow the directions from time to time issued by the Board and in all respects and in accordance with the law, conform to and comply with the proper and reasonable directions and regulations given by the Board and use its utmost endeavors to promote the Client's best interests and shall not disclose confidential information of the Client to any person other than the Board, save in the ordinary course of business or for the benefit of the Company.

         1.4 It is acknowledged and agreed by the Client that Consultant is not rendering legal advice or performing accounting services.

     2. INDEPENDENT CONTRACTOR. The Consultant will perform its duties as a consultant of the Client and is not, nor will it be deemed to be, a co-venturer or partner or an employee of the Client, and nothing in this Agreement will be construed so as to make the Consultant, a co-venturer or partner or employee of the Client. Consultant agrees to perform its consulting duties hereto as an independent contractor. Nothing contained herein shall be considered to create the relationship of employer-employee between the parties to this Agreement. The Client shall not be liable to third parties for the acts of Consultant or its servants or agents in performing the consulting duties hereunder, except in the case of damages or injuries caused directly by the Client's agents or employees, or if the Consultant shall have been acting on behalf of the Client. The Client shall not make social security, workers' compensation or unemployment insurance payments on behalf of Consultant. The parties hereto acknowledge and agree that Consultant cannot guarantee the results or effectiveness of any of the services rendered or to be rendered by Consultant hereunder. Rather, Consultant shall use its best efforts to conduct its services and affairs in a professional manner and in accordance with good industry practice.

     3. TIME, PLACE AND MANNER OF PERFORMANCE. The Consultant shall be available for advice and counsel to the officers and directors of the Client at such reasonable and convenient times and places as may be mutually agreed upon. Except as aforesaid, the time, place and manner of performance of the services hereunder, including the amount of time to be allocated by the Consultant to any specific service, shall be determined in the sole discretion of the Consultant.

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     4.  TERM OF AGREEMENT. The term of this Agreement shall be one year, commencing the date hereof and terminating on the first anniversary of the date hereof, subject, however, to prior termination as hereinafter provided.

     5. COMPENSATION. Client acknowledges that Consultant has begun working with the Client to obtain a suitable merger/acquisition candidate. The Client further acknowledges that through the efforts of the Consultant the Client has been introduced to Digital Convergence Corporation ("Digital") in connection with a possible acquisition/merger. In full consideration of such introduction as well as consulting and investment banking services (as set forth in Section 1 above) provided or to be provided for the Client by the Consultant, Client agrees to issue to the Consultant 1,500,000 warrants (each hereinafter referred to as a "Warrant") to purchase common stock of the Client, exercisable at $1.75 per share upon the execution of this Agreement. The Warrants shall have a cash-less exercise option and a term of five years. Client also agrees to grant Consultant piggy-back registration rights with respect to the sale of the shares of common stock after exercise of the Warrants.

     6.  [Intentionally Omitted]

     7. EXPENSES. The Client shall be obligated to pay or cause to be paid or reimburse or cause to be reimbursed the Consultant for all reasonable expenses incurred by the Consultant in carrying out its tasks outlined in this Agreement. The Consultant shall, by the 10th calendar day of each calendar month during the term of this Agreement, or if the 10th calendar day is a Saturday, Sunday or holiday the next following business day, deliver to the Client an itemized statement and accounting for the last calendar month's expenses, together with such supporting documents as the Client may reasonably require, for which the Client is obligated by this Agreement to reimburse the Consultant. On receipt by the Client of the statement of expenses, the Client shall, on or before the first business day of the following month, pay to the Consultant the sum set out therein. Notwithstanding the foregoing, any individual expense that is greater than $5,000 must be approved by an Executive Officer of the Client in advance.

     8.  TERMINATION.

         8.1      This Agreement may be terminated:

         (a) by the Consultant or Client at any time for "just cause", upon ten (10) calendar days written notice to the other party setting forth:

                           (i)      the cause,
                           (ii)     the date of such notice, and
                           (iii)    the effective date of termination; and

         (b) by the Consultant or the Client upon thirty (30) calendar days written notice to the other party, setting forth:

                           (i)      the date of such notice, and
                           (ii)     the effective date of such termination.

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         8.2      The term "just cause" contained in Section 8.1 hereof shall include, but not be limited to:

         (a)      a material breach of a provision of this Agreement;
         (b) any willful breach of duty or habitual neglect of duty by Consultant;
         (c)      any material breach by Consultant of the obligations in
                  Section 10; or
         (d) any material acts or events that inhibit Consultant from fully performing its responsibilities under this Agreement in good faith.

         8.3 Upon the termination or expiration of this Agreement for any reason, the Consultant shall immediately return all documents, and copies of all company literature, licenses, and related documents in its possession with respect to the Client.

         8.4 On the effective date of termination of this Agreement, the Consultant will deliver to the Client all property of the Client used by or in the possession of the Consultant.

         8.5 Notwithstanding the above, this Agreement shall terminate upon the dissolution, bankruptcy or insolvency of the Client and without excusing the Client's obligations herein, which shall continue to be effective, Consultant shall have the right and discretion to terminate this Agreement should the Client violate any law, ordinance, permit or regulation of any governmental entity, except for violations which either singularly or in the aggregate do not have or will not have a material adverse effect on the operations of the Client.

         8.6 In the event this Agreement is terminated for any reason whatsoever the Consultant shall be entitled to retain any and all compensation previously received pursuant to Section 5 above, shall be entitled to any future compensation as per the terms of Section 5 above.

     9. WORK PRODUCT. It is agreed that all information and materials produced for the Client shall be the property of the Consultant, free and clear of all claims thereto by the Client, and the Client shall retain no claim of authorship therein.

     10. CONFIDENTIALITY. The Client agrees that in the event it is to provide the Consultant with any information that it deems to be confidential it will advise the Consultant of such and give the Consultant a chance to reject receipt of these documents. The Consultant will not, during or after the term of this Agreement, disclose, without the prior written consent or authorization of the Client, any of such information to any person, except to authorized representatives of the Consultant or its affiliates, for any reason or purpose whatsoever. In this regard, the Client agrees that such authorization or consent to disclosure may be conditioned upon the disclosure being made pursuant to a secrecy agreement, protective order, provision of statute, rule, regulation or procedure under which the confidentiality of the information is maintained in the hands of the person to whom the information is to be disclosed or in compliance with the terms of a judicial order or administrative process.

     11. CONFLICT OF INTEREST. The Consultant shall be free to perform services for other persons, which shall not be deemed to be in conflict with the services to be performed pursuant to this Agreement. The Client acknowledges that Consultant is affiliated with Augustine Fund, L.P., which is a significant shareholder of the Client.

     12. DISCLAIMER OF RESPONSIBILITY FOR ACTS OF THE CLIENT. The obligations of Consultant described in this Agreement consist solely of the furnishing of information and advice to the Client in the form of services. In no event shall Consultant be required by this Agreement to represent or make management decisions for the Client. All final decisions with respect to acts and omissions of the Client or any affiliates and subsidiaries, shall be those of the Client

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or such affiliates and subsidiaries, and Consultant shall under no circumstances be liable for any expense incurred or loss suffered by the Client as a consequence of such acts or omissions.

     13. INDEMNITY. Each party (the "INDEMNIFYING PARTY") agrees that it shall protect, defend, indemnify and hold the other and its assigns and attorneys, accountants, employees, officers and directors (the "INDEMNIFIED PARTY") harmless from and against all losses, liabilities, damages, judgments, claims, counterclaims, demands, actions, proceedings, costs and expenses (including reasonable attorneys' fees) of every kind and character resulting from or relating to or arising out of (a) the inaccuracy, nonfulfillment or breach of any representation, warranty, covenant or agreement made by the Indemnifying Party herein; or (b) any legal action, including any counterclaim, to the extent it is based upon alleged facts that if true, would constitute a breach of any representation, warranty, covenant or agreement made by the Indemnifying Party herein; or (c) negligent actions or omissions of the Indemnifying Party or any employee or agent of the Indemnifying Party, or any reckless or willful misconduct, occurring during the term hereof with respect to any of the decisions made by the Indemnifying Party.

     14. NOTICES. Any notice under this Agreement must be given in writing and must be hand delivered, sent by telex, telegram or telecopier or mailed by prepaid post and addressed to the party to which notice is to be given at such party's address indicated on the first page of this Agreement, or at such other address as may be hereafter designated in writing to the other party in accordance with the notice provisions herein contained. If notice is sent by telex, telegram or telecopier or is hand delivered, it will be deemed to have been given at the time of transmission or delivery. If notice is mailed, it will be deemed to have been received five business days following the date of mailing of the notice. If there is an interruption in normal mail service due to strike, labor unrest or other cause at or prior to the time a notice is mailed, the notice will be sent by telex, telegram or telecopier or will be delivered.

     15. WAIVER. Any waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by any party.

     16. ASSIGNMENT. This Agreement and the rights and obligations of the Consultant hereunder shall not be assignable without the written consent of the Client.

     17. APPLICABLE LAW. It is the intention of the parties hereto that this Agreement and the performance hereunder and all suits and special proceedings hereunder be exclusively construed in accordance with and under and pursuant to the laws of the State of New York and that in any action, special proceeding or other proceeding that may be brought arising out of, or in connection with or by reason of this Agreement, the exclusive laws of the State of New York shall be applicable and shall govern to the exclusion of the law of any other forum, without regard to the jurisdiction in which any action or special proceeding may be instituted. Each of the parties consents to the exclusive jurisdiction of the U.S. District Court sitting in the Southern District of the State of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdiction.

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     18. SEVERABILITY. All agreements and covenants contained herein are severable, and in the event any of them shall be held to be invalid by any competent court, the Agreement shall be interpreted as if such invalid agreements or covenants were not contained herein.

     19. ENTIRE AGREEMENT. This Agreement constitutes and embodies the entire understanding and agreement of the parties and supersedes and replaces all prior understandings, agreements and negotiations between the parties.

     20. WAIVER AND MODIFICATION. Any waiver, alteration or modification of any of the provisions of this Agreement shall be valid only if made in writing and signed by the parties hereto. Each party hereto, from time to time, may waive any of its rights hereunder without effecting a waiver with respect to any subsequent occurrences or transactions hereof.

     21. DEFAULT. The Client and Consultant hereby acknowledge and agree that any default hereunder by the Client will cause damage to Consultant in an amount difficult to ascertain. Accordingly, the Client agrees that, upon a default of this Agreement by the Client, which default is not cured after 30 days prior written notice, Consultant shall retain all compensation provided for under
Section 5, and the Consultant shall be entitled to seek any further remedy available to it under law and/or equity.

     22. REPRESENTATIONS.

         22.1 The Client represents that it is a corporation duly formed and existing in good standing under the laws of the State of Delaware and has all requisite corporate authority to own its properties and to carry on its business as now being conducted. The Client is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary. The Client has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, and to issue the Warrants and shares of common stock underlying the Warrants. The Client's signatory has full authority to execute this Agreement in behalf of the Client and bind the Client to the terms herein. The execution, issuance and delivery of this Agreement, by the Client and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Client, its shareholders, or its Board of Directors is necessary. This Agreement has been duly executed and delivered by the Client and constitutes valid and binding obligations of the Client enforceable against the Client in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application. When issued, the Warrants will be duly and validly issued, fully paid, and nonassessable, and will be free of any liens or encumbrances. The issuance and sale of the Warrants will not give rise to any preemptive right or right of first refusal or right of participation on behalf of any person. The execution, delivery and performance of this Agreement by the Client and the issuance of the Warrants, do not and will not (i) result in a violation of the Client's Certificate of Incorporation or By Laws or (ii) conflict with, or constitute a material default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, patent, patent license, indenture, instrument or any "lock-up" or similar provision of any underwriting or similar agreement to which the Client is a party, or (iii) result in a violation of any federal, state or local law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Client or by which any property or asset of the Client is bound or affected.

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         22.2     The Consultant represents that it is a limited liability
company duly formed and existing in good standing under the laws of the State of Delaware and has all requisite corporate authority to carry on its business as now being conducted. The Consultant has the requisite corporate power and authority to enter into and perform its obligations under this Agreement. The Consultant's signatory has full authority to execute this Agreement in behalf of the Consultant and bind the Consultant to the terms herein. The execution, issuance and delivery of this Agreement, by the Client have been duly authorized by all necessary corporate action and no further consent or authorization is necessary. This Agreement has been duly executed and delivered by the Consultant and constitutes valid and binding obligations of the Consultant enforceable against the Consultant in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application. The execution, delivery and performance of this Agreement by the Client, do not and will not (i) result in a violation of the Consultant's Certificate of Incorporation or By Laws or (ii) conflict with, or constitute a material default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, patent, patent license, indenture, instrument or similar provision of any underwriting or similar agreement to which the Consultant is a party, or (iii) result in a violation of any federal, state or local law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Consultant or by which any property or asset of the Consultant is bound or affected. The Consultant is
(i) an accredited investor within the meaning of Regulation D promulgated under the Securities Act of 1933; (ii) has such knowledge and experience in business and financial matters as to be capable of evaluating the merits and risks of an investment in the Client; (iii) has the financial ability to bear the economic risk of the undersigned's investment; and (iv) is acquiring the Warrants for the Client's own account, for investment purposes only, and not with a view to or for sale in connection with any resale or distribution.

     23. COUNTERPARTS AND FACSIMILE SIGNATURES. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of a party hereto shall constitute a valid and binding execution and delivery of this Agreement by such party. Such facsimile copies shall constitute enforceable original documents.

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     IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day and year first above written.

     CONSULTANT:                            CLIENT:
     Delano Group Securities, LLC           Latin American Casinos, Inc.


     By: /s/ DAVID R. ASPLUND               By:
         ------------------------               ------------------------
         Name: David R. Asplund                 Name:
         Title:   President                     Title: Chairman of the Board

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